_______ Shares

Accentia Biopharmaceuticals, Inc.

Common Stock (par value $.001 per share)

UNDERWRITING AGREEMENT

October __, 2005

JEFFERIES & COMPANY, INC.

FERRIS, BAKER WATTS INCORPORATED

STIFEL, NICOLAUS & COMPANY, INCORPORATED

GUNNALLEN FINANCIAL, INC.

As Representatives of the several Underwriters

c/o JEFFERIES & COMPANY, INC.

520 Madison Avenue, 12th Floor

New York, New York 10022

Ladies and Gentlemen:

Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “Underwriters”) an aggregate of _____ shares of its common stock, par value $.001 per share (the “Shares”) [; and the stockholder of the Company named in Schedule B (the “Selling Stockholder”) proposes to sell to the Underwriters an aggregate of _____ Shares]. 1 The _____ Shares to be sold by the Company [and the _____ Shares to be sold by the Selling Stockholder] are [collectively] called the “Firm Shares.” In addition, the Company has granted to the Underwriters an option to purchase up to an additional _____ Shares [and the Selling Stockholder has granted to the Underwriters an option to purchase up to an additional _____ Shares], all as provided in Section 2. The additional _____ Shares to be sold by the

[1]

As described in Amendment No. 8 to the Registration Statement on Form S-1 (File No. 333-122769), as of September 30, 2005, the Company plans to sell a total of 2,500,000 shares in this offering, or 2,875,000 shares if the underwriters’ over-allotment option is exercised in full. However, if the number of shares sold in the offering is increased, then PPD International Holdings, Inc., or PPDIH, has the right to become a selling stockholder in the offering and to sell any shares sold in the offering in excess of 2,900,000 shares, subject to a maximum of 1,000,000 shares or $12.0 million in gross proceeds, whichever is greater. PPDIH is a significant stockholder in the Company and is a subsidiary of Pharmaceutical Product Development, Inc. If PPDIH becomes a selling stockholder in the offering, the bracketed language relating to the Selling Stockholder contained in this form of Underwriting Agreement will be included in the final Underwriting Agreement. If PPDIH does not become a selling stockholder in the offering, the bracketed language relating to the Selling Stockholder will not be included in the final Underwriting Agreement.

Company [and the additional ___ Shares to be sold by the Selling Stockholders] pursuant to such option are collectively called the “Optional Shares.” The Firm Shares and, if and to the extent such option is exercised, the Optional Shares are collectively called the “Offered Shares.” Jefferies & Company, Inc. (“Jefferies”) Ferris, Baker Watts Incorporated, Stifel, Nicolaus & Company, Incorporated and GunnAllen Financial, Inc. have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Offered Shares.

The Company and the Underwriters agree that up to ________ of the Firm Shares to be purchased by the Underwriters (the “Directed Shares”) shall be reserved for sale by the Underwriters to certain eligible directors, officers and employees of the Company and persons having business relationships with the Company (collectively, the “Participants”), as part of the distribution of the Offered Shares by the Underwriters (the “Directed Share Program”) subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. and all other applicable laws, rule and regulations. One of the Underwriters (the “Designated Underwriter”) shall be selected to process the sales to the Participants under the Directed Share Program. To the extent that such Directed Shares are not orally confirmed for purchase by the Participants by the end of the first business day after the date of this Agreement, such Directed Shares may be offered to the public as part of the public offering contemplated hereby.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-122769), which contains a form of prospectus to be used in connection with the public offering and sale of the Offered Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first used by the Underwriters to confirm sales of the Offered Shares, is called the “Prospectus”; provided, however, if the Company has, with the consent of Jefferies, elected to rely upon Rule 434 under the Securities Act, the term “Prospectus” shall mean the Company’s prospectus subject to completion (each, a “preliminary prospectus”) dated June 14, 2005 (such preliminary prospectus is called the “Rule 434 preliminary prospectus”), together with the applicable term sheet (the “Term Sheet”) prepared and filed by the Company with the Commission under Rules 434 and 424(b) under the Securities Act and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. All references in this Agreement to (i) the Registration Statement, the Rule 462(b) Registration Statement, a preliminary prospectus, the Prospectus or the Term Sheet, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) and (ii) the Prospectus shall be deemed to include the “electronic Prospectus” provided for use in connection with the offering of the Offered Shares as contemplated by Section 3(A)(k) of this Agreement.

The Company [and the Selling Stockholder] hereby confirm [its/their respective] agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company

A. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:

(a) Compliance with Registration Requirements. The Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed with the Commission complied in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Offered Shares. Each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time it became effective and at all subsequent times, complied and will comply in all material respects with the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus (including any Prospectus wrapper), as amended or supplemented, as of its date and at all subsequent times, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in Section 8(c) below. There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(b) Offering Materials Furnished to Underwriters. The Company has delivered to the Representatives five complete manually signed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statement (without exhibits) and preliminary prospectuses and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representatives have reasonably requested for each of the Underwriters.

(c) Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters in Section 2, (ii) the completion of the Underwriters’

distribution of the Offered Shares and (iii) the expiration of 25 days after the date of the Prospectus, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

(d) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(e) Authorization of the Offered Shares. The Offered Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

(f) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, [other than the Selling Stockholder with respect to the Offered Shares included in the Registration Statement,] except for such rights as have been duly waived.

(g) No Material Adverse Change. Except as otherwise disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation (including any off-balance sheet obligation), indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(h) Independent Accountants. Aidman, Piser & Company, P.A., who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) and supporting schedules filed with the Commission as a part of the Registration Statement and included in the Prospectus, are (i) independent public or certified public accountants as required by the Securities Act, (ii) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (iii) a registered public accounting firm as defined by the Public Company Accounting Oversight Board (the “PCAOB”) whose registration has not been suspended or revoked and who has not requested such registration to be withdrawn.

(i) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.

The supporting schedules included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and supporting schedules have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included in the Registration Statement. The financial data set forth in the Prospectus under the captions “Prospectus Summary—Summary Consolidated Financial Data,” “Selected Consolidated Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement. No person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and included in the Prospectus.

(j) Company’s Accounting System. The Company makes and keeps accurate books and records and maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(k) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation, partnership or limited liability company, as applicable, in good standing or of active status under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and each subsidiary is duly qualified as a foreign corporation, partnership or limited liability company, as applicable, to transact business and is in good standing in the jurisdiction of its incorporation or organization and each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify would not result in a Material Adverse Change. All of the issued and outstanding capital stock or other equity or ownership interest of each subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, except as set forth in the Prospectus, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (i) the subsidiaries listed in Exhibit 21 to the Registration Statement and (ii) such other entities omitted from Exhibit 21 which, when such omitted entities are considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X.

(l) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options or warrants described in the Prospectus). The Shares (including the Offered Shares) conform in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding Shares [(including the Shares owned by Selling Stockholder)] have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights. Except as described in the Registration Statement or the Prospectus, the Company has not sold or issued any Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act other than Shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants. All Shares sold or issued by the Company during the six-month period preceding the date of the Prospectus have been made pursuant to Section 4(2), Regulation D or S of, or another valid exemption under, the Securities Act.

(m) Stock Exchange Listing. The Offered Shares have been approved for inclusion on the Nasdaq National Market, subject only to official notice of issuance.

(n) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Except as otherwise described in the Prospectus, neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, consummation of the transactions contemplated hereby and by the Prospectus and the issuance and sale of the Offered Securities (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or require the consent of any other party to, any Existing Instrument that would result in a Material Adverse Change and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any subsidiary. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Prospectus, except (A) such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD and (B) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which Directed Shares are offered.

(o) No Material Actions or Proceedings. Except as otherwise described in the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company, such subsidiary or such officer or director, (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (C) any such action, suit or proceeding is or would be material in the context of the sale of Shares. No material labor dispute with the employees of the Company or any of its subsidiaries, or with the employees of any principal supplier of the Company, exists or, to the best of the Company’s knowledge, is threatened or imminent.

(p) Intellectual Property Rights. Except as otherwise described in the Prospectus, the Company and its subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change. Neither the Company nor any of its subsidiaries has received, or has any reason to believe that it will receive, any notice of infringement or conflict with asserted Intellectual Property Rights of others which, if the subject of an unfavorable decision, ruling, or filing, would result in a Material Adverse Change. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees or otherwise in violation of the rights of any persons, which if the subject of an unfavorable decision, ruling, or finding, would result in a Material Adverse Change.

(q) All Necessary Permits, etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such certificate, authorization, or permit would not result in a Material Adverse Change, and neither the Company nor any subsidiary has received, or has any reason to believe that it will receive, any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit that, if the subject of an unfavorable decision, ruling, or finding, would result in a Material Adverse Change.

(r) Title to Properties. The Company and each of its subsidiaries has good and marketable title to all of the real and personal property and other assets reflected as owned in the financial statements referred to in Section 1(A)(i) above (or elsewhere in the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, adverse claims and other defects, except as otherwise described in the Prospectus or except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(s) Tax Law Compliance. The Company and its consolidated subsidiaries have filed all necessary federal, state and foreign income and franchise tax returns or have properly requested extensions thereof and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for tax liabilities being contested in good faith. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1 (A) (i) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company or any of its consolidated subsidiaries has not been finally determined.

(t) Company Not an “Investment Company”. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Offered Shares will not be, an “investment company” within the meaning of Investment Company Act.

(u) Insurance. Each of the Company and its subsidiaries are insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and earthquakes. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(v) No Price Stabilization or Manipulation; Compliance with Regulation M. The Company has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other “reference security” (as defined in Rule 100 of Regulation M under the 1934 Act (“Regulation M”)) whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Shares on the Nasdaq National Market in accordance with Regulation M.

(w) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Prospectus which have not been described as required.

(x) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the

Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(y) Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (i) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

(z) Compliance with Environmental Laws. Except as otherwise described in the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Change, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(aa) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(bb) Brokers. Except as set forth in the Prospectus, there is no broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(cc) No Outstanding Loans or Other Extensions of Credit. Neither the Company nor any of its subsidiaries has extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer (or equivalent thereof) of the Company and/or such subsidiary except for such extensions of credit as are (i) expressly permitted by Section 13(k) of the Exchange Act or (ii) fully repaid, discharged, forgiven or otherwise no longer outstanding or owing in any way on the date of this Agreement.

(dd) Compliance with Laws. The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Change.

(ee) Directed Share Program. (i) The Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States. The Company has not offered, or caused the Underwriters to offer, any Offered Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer’s or supplier’s level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

(ff) Absence of Rulemaking or Similar Proceedings. There are no rulemaking or similar proceedings before the U.S. Food and Drug Administration (“FDA”), the U.S. Department of Health and Human Services (including the Centers for Medicare and Medicaid Services) or any other federal, state, local or governmental bodies having authority over the Company’s activities (each a “Governmental Authority”), known to the Company, which would reasonably be expected to result in a Material Adverse Change.

(gg) Regulatory Authorities. Except as otherwise described in the Prospectus, the Company and each of its subsidiaries: (i) is and at all times has been in full compliance with all statutes, rules, regulations, ordinances, orders, decrees and guidances applicable to the ownership, testing, development, manufacture, packaging, processing, recordkeeping, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by or for the Company (“Applicable Laws”), except where the failure to so comply would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Change; (ii) has not received any FDA Form 483, notice of adverse finding, warning letter, untitled letter, not approvable letter, approvable letter or complete response letter, or other correspondence or notice from the FDA or any other Governmental Authority alleging or asserting noncompliance with or failure to satisfy the requirements of any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments, including pending licenses, certificates, approvals, clearances, authorizations, permits, or supplements, thereto required by any such Applicable Laws (“Authorizations”), except such FDA Forms 483, notices, letters or other correspondence of noncompliance as would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Change; (iii) possesses all Authorizations required for the conduct of its business, and such Authorizations are valid and in full force and effect and are not in violation of any term of any such Authorizations, except where the failure to possess such Authorization or the violation of such Authorization would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Change; (iv) has not received notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority or third party alleging that any Company operation or activity is in material violation of any Applicable Laws or Authorizations and has no knowledge or reason to believe that any such Governmental Authority or third party is considering any such claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action; (v) has not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge or reason to believe that any such Governmental Authority is considering such action; (vi) has, or has had on its behalf, filed, declared, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations, except where the failure to so file, declare, obtain, maintain or submit would not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Change and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) has not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged lack of safety or efficacy of any product or product candidate, any alleged product defect, or material violation of any Applicable Laws or Authorizations; the Company is not aware of any facts that would cause the Company to initiate any such notice or action; and the Company does not have any knowledge or reason to believe that any Governmental Authority or third party intends to initiate any such notice or action. The descriptions in the Registration Statement and the Prospectus of the indication for which its products are approved or for which the Company or any of its subsidiaries is seeking approval are accurate and complete in all material respects. The clinical trials conducted by or on behalf of the Company that are described in the Registration Statement and the Prospectus were and, if still pending, are being conducted in all material respects in compliance with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable local, state and federal laws, rules, regulations and guidances, including, but not limited to, the U.S. federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58, 312 and 314. The descriptions of the studies, tests and preclinical and clinical trials, including the related results and regulatory status, contained in the Registration Statement and the Prospectus are accurate and complete in all material respects. The Company is not aware of any studies, tests or trials the results of which reasonably call into question in any material respect the clinical trial results described or referred to in the Registration Statement and the Prospectus, when viewed in the context in which such results are described and the clinical state of development. Except as otherwise described in the Prospectus, the Company has not received any notices, correspondence or other communication from the FDA or other governmental agency or non-governmental authority requiring or recommending the termination, suspension or material modification of any clinical trials conducted by, or on behalf of, the Company or in which the Company has participated. The Company is not aware of any clinical trial issues, correspondence with the FDA (written or verbal) or any other developments that may reasonably call into question in any material respect the expected clearance or approval pathway, regulatory status, or estimated timeframe for clearance or approval for its products in development described or referred to in the Registration Statement and the Prospectus.

(hh) Compliance with Health Care Laws. Except as otherwise described in the Prospectus, neither the Company or any subsidiary, nor to the knowledge of the Company or any subsidiary, any other person (i) who has a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. § 1001.1001(a)(2)) in the Company or any subsidiary, or (ii) who has an ownership or control interest (as defined in 42 C.F.R. § 420.201) in the Company or any subsidiary, or (iii) who is an officer, director, manager, agent (as defined in 42 C.F.R. § 1001.1001(a)(2)) or managing employee (as defined in 42 C.F.R. § 420.201) of the Company or any subsidiary, has knowingly engaged in any activities which are prohibited, or are cause for civil penalties or mandatory or permissive exclusion from Medicare, Medicaid, or any other State Health Care Program or Federal Health Care Program (as those terms are defined in 42 C.F.R. § 1001.2) under: (i) the U.S. federal Food, Drug and Cosmetic Act, and the regulations promulgated thereunder; (ii) all U.S federal, state and local fraud and abuse laws, including, without limitation, the U.S. federal healthcare programs’ Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Stark Physician Self-Referral Law (42 U.S.C. Section 1395nn), the U.S. civil False Claims Act (31 U.S.C. Section 3729 et seq.), Sections 1320a-7, 1320a-7b and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (iii) the U.S. Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder; (iv) the U.S. Controlled Substances Act; (v) Titles XVIII and XIX of the U.S. Social Security Act and the regulations promulgated thereunder; (vi) the U.S. Medicare Prescription Drug, Improvement, and Modernization Act of 2003 and the regulations promulgated thereunder; (vii) quality, safety and accreditation standards and requirements of all applicable state and provincial laws or regulatory bodies; and (viii) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (i) through (viii) as may be amended from time to time.

(ii) Statistical and Market Data. The statistical data, actual and potential market related data and the report, study and clinical trial derived data included in the Prospectus are based on or derived from sources the Company believes are reliable and accurate and statements made which are based on the Company’s belief are statements which the Company believes in good faith to be accurate.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

B. [Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents, warrants and covenants to each Underwriter as follows:

(a) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(b) The Custody Agreement and Power of Attorney. Each of the (i) Custody Agreement signed by such Selling Stockholder and Wachovia Equity Services, as custodian (the “Custodian”), relating to the deposit of the Offered Shares to be sold by such Selling Stockholder (the “Custody Agreement”) and (ii) Power of Attorney appointing certain individuals named therein as such Selling Stockholder’s attorneys-in-fact (each, an “Attorney-in-Fact”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus (the “Power of Attorney”), of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c) Title to Offered Shares to be Sold. Such Selling Stockholder has good and valid title to all of its shares of Series E Convertible Preferred Stock, which will automatically be converted into Offered Shares on the First Closing Date (as defined below). On the First Closing Date, such Selling Stockholder will have good and valid title to all of the Offered Shares, which may be sold by such Selling Stockholder pursuant to this Agreement on such date and the legal right and power to sell, transfer and deliver all of the Offered Shares, which may be sold by such Selling Stockholder pursuant to this Agreement and to comply with its other obligations hereunder and thereunder.

(d) Delivery of the Offered Shares to be Sold. Upon payment therefore pursuant hereto, delivery of the Offered Shares which are sold by such Selling Stockholder pursuant to this Agreement will pass good and valid title to such Offered Shares, free and clear of any security interest, mortgage, pledge, lien, encumbrance or other adverse claim.

(e) Non-Contravention; No Further Authorizations or Approvals Required. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene or conflict with, result in a breach of, or constitute a Default under, or require the consent of any other party to, the charter or by-laws or other organizational documents of such Selling Stockholder or any other agreement or instrument to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, any provision of applicable law or any judgment, order, decree or regulation applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental authority or agency, is required of or by such Selling Stockholder for the consummation by such Selling Stockholder of the transactions contemplated in this Agreement, except such as have been obtained or made and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the NASD.

(f) No Registration, Pre-emptive, Co-Sale or Other Similar Rights. Such Selling Stockholder (i) does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are described in the Prospectus under “Description of Capital Stock—Registration Rights,” (ii) does not have any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Company or any of the other Selling Stockholder to the Underwriters pursuant to this Agreement, except for such rights as such Selling Stockholder has waived prior to the date hereof and as have been described in the Prospectus, and (iii) does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital stock, right, warrants, options or other securities from the Company, other than those described in the Prospectus.

(g) No Further Consents, etc. Except for such consents, approvals and waivers which have been obtained by such Selling Stockholder on or prior to the date of this Agreement, no consent, approval or waiver is required under any instrument or agreement to which such Selling Stockholder is a party or by which it is bound or under which it is entitled to any right or benefit, in connection with the offering, sale or purchase by the Underwriters of any of the Offered Shares which may be sold by such Selling Stockholder under this Agreement or the consummation by such Selling Stockholder of any of the other transactions contemplated hereby.

(h) Disclosure Made by Such Selling Stockholder in the Prospectus. All information furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement and Prospectus is, and on the First Closing Date will be, true, correct, and complete in all material respects, and does not, and on the First Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. Such Selling Stockholder confirms as accurate the number of Shares set forth opposite such Selling Stockholder’s name in the Prospectus under the caption “Principal and Selling Stockholder” (both prior to and after giving effect to the sale of the Offered Shares).

(i) No Price Stabilization or Manipulation; Compliance with Regulation M. Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and has taken no action which would directly or indirectly violate any provision of Regulation M.

(j) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof,

required to be paid by or on behalf of the Selling Stockholder in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholder of the Offered Shares.

(k) Distribution of Offering Materials by the Selling Stockholder. The Selling Stockholder has not distributed and will not distribute, prior to the later of (i) the expiration or termination of the option granted to the several Underwriters under Section 2, (ii) the completion of the Underwriters’ distribution of the Offered Shares and (iii) the expiration of 25 days after the date of the Prospectus, any offering material in connection with the offering and sale of the Offered Shares other than a preliminary prospectus, the Prospectus or the Registration Statement.

Such Selling Stockholder acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Selling Stockholder and counsel to the Underwriters, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.]

Section 2. Purchase, Sale and Delivery of the Offered Shares

(a) The Firm Shares. Upon the terms herein set forth, [(i)] the Company agrees to issue and sell to the several Underwriters an aggregate of _______ Firm Shares [and (ii) the Selling Stockholder agrees to sell to the several Underwriters an aggregate of _____ Firm Shares]. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company [and the Selling Stockholder] the respective number of Firm Shares set forth opposite their names on Schedule A. The purchase price per Firm Share to be paid by the several Underwriters to the Company [and the Selling Stockholder] shall be $_____ per share.

(b) The First Closing Date. Delivery of certificates for the Firm Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Jefferies, 520 Madison Avenue, New York, New York (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York time, on ______, or such other time and date not later than 1:30 p.m. New York time, on _____ as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “First Closing Date”). The Company [and the Selling Stockholder] hereby acknowledge[s] that circumstances under which the Representatives may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company [, the Selling Stockholder] or the Representatives to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10.

(c) The Optional Shares; Option Closing Date. In addition, on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company [and the Selling Stockholder] hereby grant[s] an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of _____ Optional Shares from the Company [and the Selling Stockholder] at the purchase price per share to be paid by the Underwriters for the Firm Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time and from time to time in whole or in part upon notice by the

Representatives to the Company [and the Selling Stockholder], which notice may be given at any time within 30 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Shares are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date; and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Shares and such Optional Shares). Such time and date of delivery, if subsequent to the First Closing Date, is called an “Option Closing Date” and shall be determined by the Representatives and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise. If any Optional Shares are to be purchased, [(a)] each Underwriter agrees, severally and not jointly, to purchase the number of Optional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Optional Shares to be purchased as the number of Firm Shares set forth on Schedule A opposite the name of such Underwriter bears to the total number of Firm Shares [and (b) the Company and the Selling Stockholder agree, severally and not jointly, to sell to the Underwriters the number of Optional Shares as set forth in the first paragraph and Schedule B of this Agreement.] The Representatives may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company [and the Selling Stockholder].

(d) Public Offering of the Offered Shares. The Representatives hereby advise the Company [and the Selling Stockholder] that the Underwriters intend to offer for sale to the public, initially on the terms set forth in the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Representatives, in their sole judgment, have determined is advisable and practicable.

(e) Payment for the Offered Shares. Payment for the Offered Shares to be sold by the Company shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Company. [Payment for the Offered Shares to be sold by the Selling Stockholder shall be made at the First Closing Date (and, if applicable, at each Option Closing Date) by wire transfer of immediately available funds to the order of the Custodian.]

It is understood that the Representatives have been authorized, for their own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Shares and any Optional Shares the Underwriters have agreed to purchase. Jefferies, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representatives by the First Closing Date or the applicable Option Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

[The Selling Stockholder hereby agrees that (i) it will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Offered Shares to be sold by such Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of such Selling Stockholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to such Selling Stockholder hereunder and to hold such amounts for the account of such Selling Stockholder with the Custodian under the Custody Agreement.]

(f) Delivery of the Offered Shares. The Company [and the Selling Stockholder] shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Firm Shares to be sold [by them] at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company [and the Selling Stockholder] shall also deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters, certificates for the Optional Shares the Underwriters have agreed to purchase [from them] at the First Closing Date or the applicable Option Closing Date, as the case may be, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Representatives shall have requested at least two full business days prior to the First Closing Date (or the applicable Option Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the applicable Option Closing Date, as the case may be) at a location in New York City as the Representatives may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(g) Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date the Offered Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall request.

Section 3. Additional Covenants.

A. Covenants of the Company. The Company further covenants and agrees with each Underwriter as follows:

(a) Representatives’ Review of Proposed Amendments and Supplements. During the period beginning on the date hereof and ending on the later of the First Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement (including any registration statement filed under Rule 462(b) under the Securities Act) or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement without the Representatives’ consent, which shall not be unreasonably withheld.

(b) Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Representatives in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission relating to any of the information in the Registration Statement or the Prospectus, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Shares from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 434, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Representatives or counsel for the Underwriters it is otherwise necessary to amend or supplement the Prospectus to comply with law, the Company agrees to promptly prepare (subject to Section 3(A)(a) hereof), file with the Commission and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law. Neither the Representatives’ consent to, or delivery of, any such amendment or supplement shall constitute a waiver of any of the Company’s obligations under this Section 3A(c).

(d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the Prospectus Delivery Period, as many copies of the Prospectus and any amendments and supplements thereto as the Representatives may request.

(e) Blue Sky Compliance. The Company shall cooperate with the Representatives and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) those jurisdictions designated by the Representatives, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(f) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

(g) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(h) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending September 30, 2006 that satisfies the provisions of Section 11(a) of the Securities Act.

(i) Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and, to the extent required, with the Nasdaq National Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Offered Shares as may be required under Rule 463 under the Securities Act.

(j) Directed Share Program. In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Designated Underwriter will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Directed Shares, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

(k) Listing. The Company will use its best efforts to effect and maintain the inclusion and quotation of the Offered Shares on the Nasdaq National Market and to maintain the inclusion and quotation of the Shares on the Nasdaq National Market.

(l) Company to Provide Copy of the Prospectus in Form That May be Downloaded from the Internet. The Company shall cause to be prepared and delivered, at its expense, within one business day from the effective date of this Agreement, to Jefferies an “electronic Prospectus” to be used by the Underwriters in connection with the offering and sale of the Offered Shares. As used herein, the term “electronic Prospectus” means a form of Prospectus, and any amendment or supplement thereto, that meets each of the following conditions: (i) it shall be encoded in an electronic format, satisfactory to Jefferies, that may be transmitted electronically by Jefferies and the other Underwriters to offerees and purchasers of the Offered Shares for at least the Prospectus Delivery Period; (ii) it shall disclose the same information as the paper Prospectus and Prospectus filed pursuant to EDGAR, except to the extent that graphic and image material cannot be disseminated electronically, in which case such graphic and image material shall be replaced in the electronic Prospectus with a fair and accurate narrative description or tabular representation of such material, as appropriate; and (iii) it shall be in or convertible into a paper format or an electronic format, satisfactory to Jefferies, that will allow investors to store and have continuously ready access to the Prospectus at any future time, without charge to investors (other than any fee charged for subscription to the Internet as a whole and for on-line time). Such electronic Prospectus may consist of a Rule 434 preliminary prospectus, together with the applicable Term Sheet, provided that it otherwise satisfies the format and conditions described in the immediately preceding sentence. The Company hereby confirms that it has included or will include in the Prospectus filed pursuant to EDGAR or otherwise with the Commission and in the Registration Statement at the time it was declared effective an undertaking that, upon receipt of a request by an investor or his or her representative within the Prospectus Delivery Period, the Company shall transmit or cause to be transmitted promptly, without charge, a paper copy of the Prospectus.

(m) Agreement Not to Offer or Sell Additional Shares. During the Lock-up Period (as such term is defined below), the Company will not, without the prior written consent of Jefferies (which consent may be withheld at the sole discretion of Jefferies), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act (other than (a) a registration statement on Form S-8 and (b) a registration statement covering the resale of Shares issuable to Laurus Master Fund, Ltd. (“Laurus”) pursuant to the Registration Rights Agreement, dated April 29, 2005 and amended on June 9, 2005 and September 13, 2005, between the Company and Laurus Master Fund, Ltd. (the “Laurus Registration Agreement”); provided, however, that (x) such registration statement shall be filed in accordance with the terms of the Laurus Registration Agreement (as such terms are in existence on the date hereof) and cover the resale of only those Shares issuable to Laurus upon conversion of notes or exercise of warrants issued to Laurus on or prior to the date hereof and the shares of the Selling Stockholder as set forth in Section 3.B(a) and (y) Laurus shall have entered into a lock-up agreement in the form attached hereto as Exhibit C and be subject to the terms contained therein for a period commencing on the date hereof and continuing through the close of trading on the last day of the Lock-up Period) in respect of, any Shares, options or warrants to acquire Shares or securities exchangeable or exercisable for or convertible into Shares (other than as contemplated by this Agreement with respect to the Offered Shares); provided, however, that the Company may (i) issue shares of its Shares or options to purchase its Shares, or Shares upon exercise of options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in the Prospectus, (ii) issue Shares pursuant to the exercise of options or warrants that were granted prior to the date of this Agreement, (iii) issue Shares pursuant to the conversion of convertible notes issued by Biovest International, Inc., a majority-owned subsidiary of the Company, prior to the date of this Agreement, and (iv) issue Shares (or securities convertible into, exercisable for, or exchangeable for Shares) in private placements in connection with one or more acquisitions or grants of product development or distribution rights or other similar strategic transactions so long as the Company provides a written notice of such transaction to Jefferies prior to entering into a definitive agreement and so long as such Shares are not included in the registration statement filed pursuant to the Laurus Registration Agreement as described above; provided, however, that in the case of (i), (ii), (iii) and (iv) above, only if (A) the holders of such Shares, options, warrants, convertible notes or Shares issued upon exercise or conversion of such options, warrants or convertible notes agree in writing not to sell, offer, dispose of or otherwise transfer any such shares, options, warrants or convertible notes during such Lock-up Period without the prior written consent of Jefferies (which consent may be withheld at the sole discretion of Jefferies) or (B) such Shares, options, warrants, convertible notes or Shares issued upon exercise or conversion of such options, warrants or convertible notes are otherwise subject to resale restrictions during the Lock-Up Period (or, with respect to such options or shares issued upon such exercise, during the 180-day period following the date of effectiveness of the Registration Statement) pursuant to other contractual arrangements or provisions of the federal securities laws. As used in this Agreement, the term “Lock-up Period” shall mean the initial lock-up period which will commence on the date hereof and will continue to and include the date 180 days after the execution date of this Agreement; provided, however, that if (1) during the last 17 days of the initial lock-up period the Company issues an earnings release material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial lock-up period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial lock-up period, then in each case the lock-up period will be automatically extended until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Jefferies waives, in writing, such extension.

(n) Intentionally Omitted

(o) Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Offered Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(p) No Stabilization or Manipulation; Compliance with Regulation M. The Company will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and the Company will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 of Regulation M (“Rule 102”) do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), the Company will, and shall cause each of its officers, directors and each of such person’s respective affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(q) Existing Lock-Up Agreement. The Company will enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering; provided, however, that McKesson Corporation may sell or otherwise transfer any securities of the Company owned by McKesson Corporation if (i) the Company and McKesson Corporation provide a written notice of such sale or transfer to Jefferies prior to entering into a definitive agreement with respect to such sale or transfer and (ii) the acquirer of such securities enters into a lock-up agreement containing the restrictions set forth in the form of lock-up agreement attached hereto as Exhibit C and agrees to be subject to the terms contained therein with respect to such securities. In addition, the Company will direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

B. [Covenants of the Selling Stockholder. The Selling Stockholder further covenants and agrees with each Underwriter:

(a) Agreement Not to Offer or Sell Additional Shares. Except with respect to the number of Shares of the Selling Stockholder required to be sold on the First Closing Date (or the applicable Option Closing Date, as the case may be), such Selling Stockholder will not, without the prior written consent of Jefferies (which consent may be withheld in its sole discretion), directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any Shares, options or warrants to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned’s intention to do any of the foregoing (except with respect to such Selling Stockholder’s right to include shares for resale in any registration statement filed by the Company covering the resale of shares issuable to Laurus pursuant to the Laurus Registration Agreement), for a period commencing on the date hereof and continuing through the close of trading on the last day of the Lock-up Period.

(b) No Stabilization or Manipulation; Compliance with Regulation M. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Shares or any other reference security, whether to facilitate the sale or resale of the Offered Shares or otherwise, and such Selling Stockholder will, and shall cause each of its affiliates to, comply with all applicable provisions of Regulation M. If the limitations of Rule 102 do not apply with respect to the Offered Shares or any other reference security pursuant to any exception set forth in Section (d) of Rule 102, then promptly upon notice from the Representatives (or, if later, at the time stated in the notice), such Selling Stockholder will, and shall cause each of its affiliates to, comply with Rule 102 as though such exception were not available but the other provisions of Rule 102 (as interpreted by the Commission) did apply.

(c) Delivery of Forms W-8 and W-9. To deliver to the Representatives prior to the First Closing Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States Person).]

C. Waiver. Jefferies, on behalf of the several Underwriters, may, in its sole discretion, waive in writing the performance by the Company [or the Selling Stockholder] of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representatives, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations, determinations and exemptions, (vii) the fees and expenses associated with including the Offered Shares on the Nasdaq National Market, (viii) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement, (ix) fees and disbursements of counsel for the Underwriters in connection with the offering of the Offered Shares in an amount not to exceed $300,000, (x) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, in connection with matters related to the Directed Shares which are designated by the Company for sale to Participants, (xi) fees and expenses of the Custodian and (xii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants and the Underwriters, and the cost of any aircraft chartered (including all costs associated with the use of any aircraft owned by an affiliate of the Company) in connection with the road show. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel subject to provision (ix) of this Section 4.

[The Selling Stockholder further agree with each Underwriter to pay (directly or by reimbursement) all fees and expenses incident to the performance of their obligations under this Agreement which are not otherwise specifically provided for herein, including but not limited to (i) fees and expenses of counsel and other advisors for the Selling Stockholder and (ii) expenses and taxes incident to the sale and delivery of the Offered Shares to be sold by such Selling Stockholder to the Underwriters hereunder (which taxes, if any, may be deducted by the Custodian under the provisions of Section 2 of this Agreement).

This Section 4 shall not affect or modify any separate, valid agreement relating to the allocation of payment of expenses between the Company, on the one hand, and the Selling Stockholder, on the other hand.]

Section 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Shares, each Option Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company [and the Selling Stockholder] set forth in Section[s] 1(A) [and 1(B)] hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Shares, as of each Option Closing Date as though then made, to the timely performance by the Company [and the Selling Stockholder] of [its/their respective] covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Accountants’ Comfort Letter. On the date hereof, the Representatives shall have received from Aidman, Piser & Company, P.A., independent public or certified public accountants for the Company, (i) a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus (and the Representatives shall have received an additional five conformed copies of such accountants’ letter for each of the several Underwriters), and (ii) confirming that they are (A) independent public or certified public accountants as required by the Securities Act and (B) in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X.

(b) Compliance with Registration Requirements; No Stop Order; No Objection from NASD. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; or, if the Company elected to rely upon Rule 434 under the Securities Act and obtained the Representatives’ consent thereto, the Company shall have filed a Term Sheet with the Commission in the manner and within the time period required by such Rule 424(b);

(ii) no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission; and

(iii) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c) No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Shares, each Option Closing Date:

(i) in the judgment of the Representatives there shall not have occurred any Material Adverse Change that makes it impracticable or inadvisable to proceed with the completion of the offering contemplated hereby or the sale and payment for the Offered Shares; and

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(d) Opinion of Counsels for the Company. On each of the First Closing Date and each Option Closing Date the Representatives shall have received:

(i) the opinion of Foley & Lardner LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A (and the Representatives shall have received an additional five conformed copies of such counsel’s legal opinion for each of the several Underwriters);

(ii) the opinion of Lahive & Cockfield LLP, special intellectual property counsel for the Company, dated as of such Closing Date, in form and content satisfactory to the Representatives and their counsel (and the Representatives shall have received an additional five conformed copies of such counsel’s legal opinion for each of the several Underwriters);

(iii) the opinion of Kirkpatrick Lockhart Nicholson Graham LLP, special FDA and health regulatory counsel for the Company, dated as of such Closing Date, in form and content satisfactory to the Representatives and their counsel (and the Representatives shall have received an additional five conformed copies of such counsel’s legal opinion for each of the several Underwriters); and

(iv) the opinion of Bernd Rebach counsel for IMOR-Analytica GmbH, dated as of such Closing Date, in form and content satisfactory to the Representatives and their counsel (and the Representatives shall have received an additional five conformed copies of such counsel’s legal opinion for each of the several Underwriters).

(e) Opinion of Counsel for the Underwriters. On each of the First Closing Date and each Option Closing Date the Representatives shall have received the opinion of Hogan & Hartson L.L.P., counsel for the Underwriters, in form and substance satisfactory to the Underwriters, dated as of such Closing Date.

(f) Officers’ Certificate. On each of the First Closing Date and each Option Closing Date the Representatives shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

(i) for the period from and after the date of this Agreement and prior to such Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations, warranties and covenants of the Company set forth in Section 1(A) of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied in all material respects with the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(g) Bring-down Comfort Letter. On each of the First Closing Date and each Option Closing Date the Representatives shall have received from Aidman, Piser & Company, P.A., independent public or certified public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the First Closing Date or the applicable Option Closing Date, as the case may be (and the Representatives shall have received an additional five conformed copies of such accountants’ letter for each of the several Underwriters).

(h) [Opinion of Counsel for the Selling Stockholder. On the First Closing Date the Representatives shall have received the opinion of Wyrick Robbins Yates & Ponton LLP, counsel for the Selling Stockholder, dated as of such Closing Date, the form of which is attached as Exhibit B (and the Representatives shall have received an additional five conformed copies of such counsel’s legal opinion for each of the several Underwriters).

(i) Selling Stockholder’s Certificate. On the First Closing Date the Representatives shall receive a written certificate executed by the Selling Stockholder, dated as of such First Closing Date, to the effect that:

(i) the representations, warranties and covenants of such Selling Stockholder set forth in Section 1(B) of this Agreement are true and correct with the same force and effect as though expressly made by such Selling Stockholder on and as of such First Closing Date; and

(ii) such Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

(j) Selling Stockholder’s Documents. On the date hereof, the Company and the Selling Stockholder shall have furnished for review by the Representatives copies of the Powers of Attorney and Custody Agreements executed by each of the Selling Stockholder and such further information, certificates and documents as the Representatives may reasonably request.]

(k) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit C hereto from each director, officer and each beneficial owner (as defined and determined according to Rule 13d-3 under the Exchange Act, except that a one hundred eighty day period shall be used rather than the sixty day period set forth therein) of 97 percent of the outstanding issued share capital of the Company, and such agreement shall be in full force and effect on each of the First Closing Date and each Option Closing Date.

(l) Additional Documents. On or before each of the First Closing Date and each Option Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company [and the Selling Stockholder] at any time on or prior to the First Closing Date and, with respect to the Optional Shares, at any time prior to the applicable Option Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 5, Section 11(i), Section 11(v), Section 11(vi) or Section 17, or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company [or the Selling Stockholder] to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representatives and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Representatives and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7. Intentionally omitted.

Section 8. Indemnification.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Directed Shares have been offered or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (A) (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 434 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or any prospectus wrapper material distributed in connection with the sale of the Shares outside of the United States or in connection with the reservation and sale of Directed Shares to the Participants, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein not misleading; or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon any matter covered by clause (i) or (ii) above, provided that the Company shall not be liable under this clause (iii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its willful misconduct or gross negligence and (B) the violation of any applicable laws or regulations of foreign jurisdictions where Directed Shares have been offered; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Jefferies) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by the Representatives to the Company consists of the information described in subsection (c) below. Provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Offered Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) [Indemnification of the Underwriters by the Selling Stockholder. The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or the laws or regulations of foreign jurisdictions where Directed Shares have been offered or at common law or otherwise (including in settlement of any litigation), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein; and to reimburse each Underwriter, or any such officer, employee or controlling person for any legal and other expense reasonably incurred by such Underwriter, or any such officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, further, that the liability of the Selling Stockholder under the foregoing indemnity agreement shall be limited to an amount equal to the initial public offering price of the Offered Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the Prospectus; provided, further, that with respect to any preliminary prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any loss, claim, damage, liability or expense purchased Offered Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Selling Stockholder may otherwise have.]

(c) Indemnification of the Company, its Directors and Officers [and the Selling Stockholder]. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement [, the Selling Stockholder] and each person, if any, who controls the Company [or the Selling Stockholder] within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer, [Selling Stockholder] or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company [or the Selling Stockholder] by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, [Selling Stockholder] or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, [Selling Stockholder] or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. Each of the Company [and the Selling Stockholder], hereby acknowledges that the only information that the Underwriters have furnished to the Company [and the Selling Stockholder] expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the table in the first paragraph and as the third, sixth, twelfth and thirteenth paragraphs under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 8(c) shall be in addition to any liabilities that each Underwriter may otherwise have.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for indemnification, except to the extent that the indemnifying party shall have been materially prejudiced by such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) Indemnification for Directed Shares. In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the Underwriters from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of the Participants to pay for and accept delivery of Directed Shares which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase. The Company agrees to indemnify and hold harmless the Designated Underwriter, its officers and employees, and each person, if any, who controls the Designated Underwriter within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Designated Underwriter or such controlling person may become subject, which is (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that such Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program. The indemnity agreement set forth in this paragraph shall be in addition to any liabilities that the Company may otherwise have.

Section 9. Contribution. If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company [and the Selling Stockholder], on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company [and the Selling Stockholder], on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company [and the Selling Stockholder], on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company [and the Selling Stockholder], and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus (or, if Rule 434 under the Securities Act is used, the corresponding location on the Term Sheet) bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company [and the Selling Stockholder], on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company [or the Selling Stockholder], on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.

The Company [, the Selling Stockholder] and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public [and the Selling Stockholder shall not be required to contribute any amount in excess of the initial public offering price of the Offered Shares sold by such Selling Stockholder, less the underwriting discount, as set forth on the front cover page of the

Prospectus]. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 9, (x) each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter [, / and] (y) each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company [and (z) each officer and employee of the Selling Stockholder and each person, if any, who controls the Selling Stockholder within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Selling Stockholder].

Section 10. Default of One or More of the Several Underwriters. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Offered Shares to be purchased on such date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Shares set forth opposite their respective names on Schedule A bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the applicable Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds 10% of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Shares are not made within 48 hours after such default, this Agreement shall terminate without liability of any non-defaulting party to any other party except that the provisions of Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the First Closing Date or the applicable Option Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 11. Termination of this Agreement. Prior to the First Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company [and the Selling Stockholder] if at any time: (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq National Market; (ii) trading in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (iii) a general banking moratorium shall have been declared by any of federal, New York, Florida or California authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (v) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (vi) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company [or the Selling Stockholder] to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representatives and the Underwriters pursuant to Sections 4 and 6 hereof, (b) any Underwriter to the Company [or the Selling Stockholder], or (c) of any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 12. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers [, of the Selling Stockholder] and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, [or the Selling Stockholder,] as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 13. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representatives:

Jefferies & Company, Inc.

520 Madison Avenue, 12th Floor

New York, New York 10022

Facsimile: (212) 284-2280

Attention: General Counsel

with a copy to:

Hogan & Hartson L.L.P.

111 South Calvert Street

Baltimore, Maryland 21202

Facsimile: (410) 539-6981

Attention: Henry D. Kahn

If to the Company:

Accentia Biopharmaceuticals, Inc.

5310 Cypress Center Drive #101

Tampa, Florida 33609

Facsimile: (813) 287-6642

Attention: Samuel S. Duffey

with a copy to:

Foley & Lardner LLP

100 North Tampa St., Suite 2700

Tampa, Florida 33602

Facsimile: (813) 221-4210

Attention: Martin A. Traber

[If to the Selling Stockholder:

PPD International Holdings, Inc.

3151 South 17th Street,

Wilmington, North Carolina 28412

Facsimile: (910) 772-6951

Attention: Judd Hartman]

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 and Section 9, and in each case their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 15. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 16. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 17. [Failure of the Selling Stockholder to Sell and Deliver Offered Shares. If the Selling Stockholder shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by such Selling Stockholder at the First Closing Date pursuant to this Agreement, then the Company may sell and deliver such number of Offered Shares to cure such default by the Selling Stockholder. If the Selling Stockholder shall fail at the First Closing Date to sell and deliver the number of Offered Shares that the Selling Stockholder is obligated to sell and the Company does not cure such default, then the Underwriters may at their option, by written notice from the Representatives to the Company and the Selling Stockholder, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Sections 4, 6, 8 and 9 hereof, the Company, or (ii) purchase the shares which the Company has agreed to sell and deliver in accordance with the terms hereof. If the Selling Stockholder shall fail to sell and deliver to the Underwriters the Offered Shares to be sold and delivered by the Selling Stockholder pursuant to this Agreement at the First Closing Date, then the Underwriters shall have the right, by written notice from the Representatives to the Company and the Selling Stockholder, to postpone the First Closing Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.]

Section 18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the

Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Custodian the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

ACCENTIA BIOPHARMACEUTICALS, INC.

By:__________________________

      Name:

      Title:

[SELLING STOCKHOLDER,

PPD INTERNATIONAL HOLDINGS, INC.

By:__________________________

      Name:

      Title: ]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representatives in New York, New York as of the date first above written.

JEFFERIES & COMPANY, INC.

FERRIS, BAKER WATTS INCORPORATED

STIFEL, NICOLAUS & COMPANY, INCORPORATED

GUNNALLEN FINANCIAL, INC.

Acting as Representatives of the

several Underwriters named in

the attached Schedule A.

By: JEFFERIES & COMPANY, INC.

By:__________________________

      Name:

      Title:

SCHEDULE A

Underwriters	Number of Firm Shares to be Purchased
Jefferies & Company, Inc.
Ferris, Baker Watts Incorporated
Stifel, Nicolaus & Company, Incorporated
GunnAllen Financial, Inc.

Total

SCHEDULE B*

Selling Stockholder	Number of Firm Shares to be Sold	Number of Optional Shares to be Sold
[PPD International Holdings, Inc. Attention: Judd Hartman]

Total:

* As described in Amendment No. 8 to the Registration Statement on Form S-1 (File No. 333-122769), as of September 30, 2005, the Company plans to sell a total of 2,500,000 shares in this offering, or 2,875,000 shares if the underwriters’ over-allotment option is exercised in full. However, if the number of shares sold in the offering is increased, then PPD International Holdings, Inc., or PPDIH, has the right to become a selling stockholder in the offering and to sell any shares sold in the offering in excess of 2,900,000 shares, subject to a maximum of 1,000,000 shares or $12.0 million in gross proceeds, whichever is greater. PPDIH is a significant stockholder in the Company and is a subsidiary of Pharmaceutical Product Development, Inc.

EXHIBIT A

Opinion of counsel for the Company to be delivered pursuant to Section 5(d) of the Underwriting Agreement. References to the Prospectus in this Exhibit A include any supplements thereto at the Closing Date.

(i) The Company is a corporation duly incorporated under the laws of the State of Florida, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(ii) Based on certificates from public officials, the Company is validly existing and has an active status under the laws of the State of Florida and is qualified to do business in the following States: ____________, ____________, ___________ and _____________.

(iii) Each subsidiary of the Company listed in Exhibit 21 of the Registration Statement other than IMOR-Analytica GmbH (each being referred to as a “Subsidiary”) is a corporation, partnership or limited liability company, as applicable, duly incorporated or organized under the laws of the state of its incorporation or organization, with power and authority (corporate or other) to own, lease and operate its properties and to conduct its business as described in the Prospectus. Based on certificates from public officials, each Subsidiary of the Company is validly existing and in good standing under the laws of the state of its incorporation or organization.

(iv) All of the issued and outstanding capital stock or other equity or ownership interests of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, based upon a review within five days prior to the date hereof of certificates representing outstanding capital stock or other equity or ownership interests of, and stock, ownership or other equity transfer records for, such Subsidiaries, all of the outstanding shares of capital stock or other equity or ownership interests of such Subsidiaries (with respect to Biovest International, Inc., at least 81% of the outstanding shares of capital stock or other equity or ownership interests) were owned of record on that date by the Company, directly or through subsidiaries.

(v) The authorized, issued and outstanding capital stock of the Company (including the Shares) conforms to the descriptions thereof set forth in the Prospectus. All of the outstanding Shares have been duly authorized and validly issued, are fully paid and nonassessable. The form of certificate used to evidence the Shares is in due and proper form and complies with all applicable requirements of the charter and by-laws of the Company and the Florida Business Corporation Act.

No stockholder of the Company or any other person has any preemptive right, right of first refusal or other similar right to subscribe for or purchase securities of the Company arising (i) by operation of the charter or by-laws of the Company or the Florida Business Corporation Act or (ii) to the knowledge of such counsel, otherwise.

(vi) To our knowledge and except as described in the Registration Statement, no stockholder of the Company or any other person has any contractual right to have any Common Stock or other securities of the Company included in the Registration Statement.

(vii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(viii) The Offered Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to the Underwriting Agreement and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and nonassessable.

(ix) Each of the Registration Statement and the Rule 462(b) Registration Statement, if any, has been declared effective by the Commission under the Securities Act. To the knowledge of such counsel, no stop order suspending the effectiveness of either of the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued under the Securities Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b).

(x) The Registration Statement, including any Rule 462(b) Registration Statement, the Prospectus, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be rendered) complied as to form in all material respects with the applicable requirements of the Securities Act.

(xi) Based on written advice from the Nasdaq National Market, the Offered Shares have been approved for listing on the Nasdaq National Market.

(xii) The statements in the Prospectus under the captions “Risk Factors – Risks Related to Our Business – The National Cancer Institute is not precluded from working with other companies on developing products that are competitive with Biovaxid”, “Risk Factors – Risks Related to Our Common Stock and This Offering – Evolving regulation of corporate governance and public disclosure may result in additional expenses and continuing uncertainty”, “Risk Factors – Risks Related to Our Common Stock and This Offering – Because we have operated as a private company, we have limited experience attempting to comply with public company obligations, including Section 404 of the Sarbanes-Oxley Act of 2002”, “Risk Factors – Risks Related to Our Common Stock and This Offering – Some provisions of our amended and restated articles of incorporation, bylaws, and Florida law may inhibit potential acquisition bids that you may consider favorable”, “Business – SinuNase – Proprietary Rights,” “Business – Biovaxid – Proprietary Rights to Biovaxid”, “Business – Specialty Pharmaceutical Products – MD Turbo – Proprietary Rights and Manufacturing”, “Business – Specialty Pharmaceutical Products – Emezine – Proprietary Rights and Manufacturing”, “Business – Specialty Pharmaceutical Products – Pain Products – Development Status”, “Certain Relationships and Related Transactions,” “Description of Capital Stock,” and “Shares Eligible for

Future Sale,” insofar as such statements purport to describe certain provisions of the agreements, statutes, regulations or the subject legal proceedings referred to therein, are accurate descriptions in all material respects.

(xiii) To the knowledge of such counsel, there are no legal or governmental actions, suits or proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein.

(xiv) To the knowledge of such counsel, there are no Existing Instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto; and the descriptions thereof and references thereto are accurate in all material respects.

(xv) The execution and delivery of the Underwriting Agreement by the Company, the performance by the Company of its obligations thereunder (other than performance by the Company of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered) and the issuance and sale of the offered securities (i) have been duly authorized by all necessary corporate action on the part of the Company; (ii) will not result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary; (iii) will not constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the notes, agreements or contracts of the Company or any of its Subsidiaries listed on Schedule I attached hereto or (B) to the knowledge of such counsel, any other material Existing Instrument; (iv) will not result in any violation of any federal or Florida law or, to the knowledge of such counsel any administrative regulation or administrative or court decree, applicable to the Company; or (v) will not require any consents, approvals or authorizations to be obtained by the Company, or any registrations, declarations or filings to be made by the Company, in each case, under any federal or Florida statute, rule or regulation applicable to the Company that have not been obtained or made.

(xvi) The Company is not, and after receipt of payment for the Offered Shares will not be, an “investment company” within the meaning of Investment Company Act.

* * * * *

EXHIBIT B

[The opinion of such counsel pursuant to Section 5(h) shall be rendered to the Representatives at the request of the Company and shall so state therein. References to the Prospectus in this Exhibit B include any supplements thereto at the Closing Date.

(i) The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(ii) The execution and delivery by or on behalf of such Selling Stockholder, and the performance by such Selling Stockholder of its obligations under, the Underwriting Agreement (other than performance by such Selling Stockholder of its obligations under the indemnification section of the Underwriting Agreement, as to which no opinion need be rendered) and its Custody Agreement and its Power of Attorney: (i) have been duly authorized by all necessary corporate action on the part of such Selling Stockholder; (ii) will not result in any violation of the provisions of the charter or by-laws of the Selling Stockholder; (iii) to the best knowledge of such counsel, will not constitute a breach of, or default under, any other material agreement or instrument to which such Selling Stockholder is a party or by which it is bound; or (iv) will not result in any violation of any federal or state law, or to the knowledge of such counsel any administrative regulation or administrative or court decree, applicable to such Selling Stockholder.

(iii) Based on a review on [the date hereof] of the stock transfer records of the Company and a review of the certificates representing the Shares set forth on Schedule __ hereto, such Selling Stockholder was the record owner on such date in the stock records of the Company of such Shares.

(iv) Each of the Custody Agreement and Power of Attorney of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(v) Assuming that each of Underwriters does not have “notice” of any “adverse claim” (each within the meaning of Section 8-105 of the New York UCC) with respect to the Shares to be purchased from such Selling Stockholder, and excluding any adverse claim, lien, restriction or other encumbrance created by or resulting from actions taken by an Underwriter, upon indication by book entry that the Shares to be sold by such Selling Stockholder have been credited to a securities accounts maintained by each of the several Underwriters at the Depository Trust Company (“DTC”) and payment therefor in accordance with the Underwriting Agreement, each of the several Underwriters will acquire the securities entitlement with respect to such Shares and, under the New York UCC, an action based on an adverse claim to such securities entitlement, whether framed in conversion, replevin, constructive trust, equitable lien or other theory may not be successfully asserted against the several Underwriters.

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(vi) To such counsel’s knowledge, no consent, approval, authorization or other order of, or registration or filing with, any court or governmental authority or agency, is required for the consummation by such Selling Stockholder of the transactions contemplated in the Underwriting Agreement, except as required under the Securities Act, applicable state securities or blue sky laws, and from the NASD.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the General Corporation Law of the State of North Carolina or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinion (which shall be dated the First Closing Date or the applicable Option Closing Date, as the case may be, shall be satisfactory in form and substance to the Underwriters, shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them and shall be furnished to the Representatives) of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters; provided, however, that such counsel shall further state that they believe that they and the Underwriters are justified in relying upon such opinion of other counsel, and (B) as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholder and public officials.]

* * * * *

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EXHIBIT C

Lock-Up Agreement

Jefferies & Company, Inc.

As Representative of the several

    Underwriters named in Schedule I

    to the Underwriting Agreement,

c/o Jefferies & Company, Inc.

11100 Santa Monica Blvd., 10th Floor

Los Angeles, CA 90025

Re:	Accentia Biopharmaceuticals, Inc.—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), providing for a public offering (the “Public Offering”) of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date hereof and continuing to and including the day that is 180 days after the execution date of the Underwriting Agreement, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

If:

(1) during the last 17 days of the 180-day lock-up period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or

(2) prior to the expiration of the 180-day lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day lock-up period,

the restrictions imposed by this letter shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Jefferies & Company, Inc. waives, in writing, such extension.

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The undersigned hereby acknowledges and agrees that written notice of any extension of the 180-day lock-up period pursuant to the previous paragraph will be delivered by Jefferies & Company, Inc. to the Company (in accordance with the Underwriting Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to limited partners or stockholders of the undersigned, provided that each distributee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iv) in transactions relating to shares of Common Stock of the Company or other securities acquired in open market transactions after the completion of the Public Offering, or (v) with the prior written consent of Jefferies & Company, Inc. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), (iii), (iv) or (v) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

It is understood that, (i) if the Company notifies you that it does not intend to proceed with the Public Offering, (ii) if the registration statement filed with the SEC with respect to the Public Offering is withdrawn, (iii) if the Underwriting Agreement does not become effective by December 1, 2005, or (iv) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, this Agreement will terminate automatically and the undersigned will be released automatically from the undersigned’s obligations under this Lock-Up Agreement.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

Date

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